Exhibit (h)(28)

THIRD AMENDMENT
TO

RULE 12D1-4 FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment, dated as of July 11, 2025, amends the Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”), dated January 19, 2022, between each Registrant (as defined in the Agreement), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B of the Agreement.

W I T N E S S E T H

WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of July 11, 2025.

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A is hereby deleted and replaced with the Schedule A hereto.

2.	Capitalized terms used in this amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

1

IN WITNESS WHEREOF, the parties hereto have executed this amendment to be effective as of the day and year first above written.

EACH ACQUIRING FUND REGISTRANT LISTED ON SCHEDULE A HERETO, ON BEHALF OF ITS APPLICABLE SERIES

By:

Name:	Erica McKenna

Title:	Vice President

EACH ACQUIRED FUND REGISTRANT LISTED ON SCHEDULE B OF THE AGREEMENT, ON BEHALF OF ITS APPLICABLE SERIES

By:

Name:	Rachael Zufall

Title:	Assistant Secretary
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SCHEDULE A: Acquiring Funds
(Amended as of July 11, 2025)

Voya Equity Trust

Voya Global Income & Growth Fund (formerly, Voya Global Multi-Asset Fund)

Voya Intermediate Bond Portfolio

Voya Intermediate Bond Portfolio

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Aggressive Portfolio (formerly, Voya Retirement Growth Portfolio)

Voya Retirement Moderately Aggressive Portfolio (formerly, Voya Retirement Moderate Growth Portfolio)

Voya Retirement Moderate Portfolio

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2025 Portfolio (to be merged into Voya Index Solution Income Portfolio 8/8/25)

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution 2070 Portfolio

Voya Index Solution Income Portfolio

Voya Solution 2025 Portfolio (to be merged into Voya Solution Income Portfolio 8/8/25)

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution 2070 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

A-1

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Separate Portfolios Trust

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund (to be merged into Voya Target In-Retirement Fund 8/8/25)

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Target Retirement 2070 Fund

A-2